Exhibit h.2.c

Execution Version

Amendment

To

Sub-Transfer Agency And Shareholder Services Agreement

This Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of June 1, 2014 ("Amendment"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Virtus Fund Services, LLC ("Company") and each of Portfolios listed on Schedule B attached hereto (the "Funds").

Background

BNYM, certain of the Funds and VP Distributors, Inc. , as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement as of April 15, 2011 ("Original Agreement"). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNYM (the Original Agreement as so assigned and amended being the "Assigned Agreement"). BNYM, the Company and the Funds subsequently entered into an amendment to the Assigned Agreement, dated as of March 21, 2014 (the Assigned Agreement as so amended being the "Current Agreement"). BNYM, the Funds and the Company wish to amend the Current Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.	Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)	Section 13(b) shall be deleted in its entirety and replaced with the following:

(b)          This Agreement shall automatically renew on the final day of the Initial Term for an additional term which will continue until the third (3rd) anniversary of such renewal date and thereafter shall automatically renew on the final day of the first Renewal Term and the final day of each subsequent Renewal Term for an additional term which will continue until the first (1st) anniversary of such renewal date (each such additional term being a "Renewal Term"), unless the Company, the Fund or BNYM gives written notice to each other party of its intent not to renew and such notice is received by each other party not less than sixty (60) days prior to the expiration of the Initial Term or the then-current Renewal Term (a "Non-Renewal Notice"). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the Renewal Term. A Non-Renewal Notice from the Company shall constitute notice of termination of the Agreement in its entirety for the Company and all Funds and a Non-Renewal Notice from a Fund shall constitute a notice of termination of the Agreement solely with respect to the Fund providing the Non-Renewal Notice.

(b)	Section 13(d) is deleted in its entirety and replaced with the following:

(d)          [reserved]

(c)	Schedule F is amended by adding a new Part II - Section 1(d) which reads in its entirety as follows:

Execution Version

d)          Quality Control Review.

At no additional cost to the Funds or the Company, BNY Mellon will implement procedures that are reasonably designed to achieve the completion rates for Quality Control Review of Manual Transactions set forth in the following table:

Manual Transaction Processing Category	% Completed Same Business Day as Processed	% Completed by Business Day Following Business Day of Processing
Purchases (excluding Unisys and Listbill)	98%	100%
Redemptions	98%	100%
Exchanges	98%	100%
Transfers	98%	100%
Transfer New Accounts	98%	100%
Shareholder Account Maintenances	98%	100%
New Accounts (until the Transition Date, as that term is defined in footnote (4) to Exhibit E)	98%	100%
High Risk	98%	100%
Adjustments	98%	100%

"Manual Transaction" means a transaction in Fund Shares with respect to which instructions are received from Fund Clients (as defined immediately below) by BNYM: (i) at the address provided by BNYM for mail through the US Postal Service, (ii) at the address provided by BNYM for delivery through UPS or Federal Express, (iii) at the telephone number provided for facsimile transmissions, or (iv) through the electronic queue established in "Image" (a component of the CRM system described in Exhibit 1 to Schedule C) for transactions received by the call center maintained by a Fund or the Company but which is not processed by that call center. "Fund Clients" means shareholders of the Fund and other persons and entities, such as financial advisors and back office personnel of the Fund, properly authorized in the reasonable judgment of BNYM to provide the particular instructions.

"Manual Transaction Instructions" means the instructions received from a Fund Client with respect to a Manual Transaction.

"Quality Control Review" means the review by a Secondary Reviewer of Manual Transaction Instructions within the BNYM System after they have been inputted into the BNYM System to verify that the Manual Transaction Instruction that encompasses the entire client request have been inputted accurately and to correct any information inaccurately inputted.

"Secondary Reviewer" means a member of the team responsible for processing Fund transactions other than the member who inputted information from Manual Transaction Instructions into the BNYM System.

(d)	Schedule E is deleted in its entirety and replaced with the Schedule E attached hereto.

(e)	Schedule B is deleted in its entirety and replaced with the Schedule B attached hereto.

Execution Version

2.          Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.          Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

4.          Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

5.          Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.	Virtus Equity Trust
Virtus Insight Trust
Virtus Opportunities Trust
By:	/s/ William Greilich	Virtus Alternative Solutions Trust
Name:	William Greilich	On behalf of each Fund in its individual and separate capacity, and not on behalf of any other Fund

Title:	Managing Director

By:	/s/ W. Patrick Bradley

Virtus Fund Services, LLC	Name:	W. Patrick Bradley

By:	/s/ W. Patrick Bradley	Title:	CFO and Treasurer

Name:	W. Patrick Bradley

Title:	SVP

Execution Version

SCHEDULE B

(Dated: June 1, 2014)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Virtus Mutual Funds, as further set forth below.

Portfolios

Investment Company:	Virtus Alternative Solutions Trust

Portfolios:

Virtus Alternative Income Solution Fund A

Virtus Alternative Income Solution Fund C

Virtus Alternative Income Solution Fund I

Virtus Alternative Inflation Solution Fund A

Virtus Alternative Inflation Solution Fund C

Virtus Alternative Inflation Solution Fund I

Virtus Alternative Total Solution Fund A

Virtus Alternative Total Solution Fund C

Virtus Alternative Total Solution Fund I

Investment Company:	Virtus Equity Trust

Portfolios:

Virtus Balanced Fund A

Virtus Balanced Fund B

Virtus Balanced Fund C

Virtus Growth & Income Fund A

Virtus Growth & Income Fund C

Virtus Growth & Income Fund I

Virtus Mid-Cap Core Fund A

Virtus Mid-Cap Core Fund C

Virtus Mid-Cap Core Fund I

Virtus Mid-Cap Growth Fund A

Virtus Mid-Cap Growth Fund B

Virtus Mid-Cap Growth Fund C

Virtus Mid-Cap Growth Fund I

Virtus Mid-Cap Value Fund A

Virtus Mid-Cap Value Fund C

Virtus Mid-Cap Value Fund I

Virtus Quality Large-Cap Value Fund A

Virtus Quality Large-Cap Value Fund C

Virtus Quality Large-Cap Value Fund I

Virtus Quality Small-Cap Fund A

Virtus Quality Small-Cap Fund C

Virtus Quality Small-Cap Fund I

Virtus Small-Cap Core Fund A

Execution Version

Virtus Small-Cap Core Fund C

Virtus Small-Cap Core Fund I

Virtus Small-Cap Sustainable Growth Fund A

Virtus Small-Cap Sustainable Growth Fund C

Virtus Small-Cap Sustainable Growth Fund I

Virtus Strategic Growth Fund A

Virtus Strategic Growth Fund B

Virtus Strategic Growth Fund C

Virtus Strategic Growth Fund I

Virtus Tactical Allocation Fund A

Virtus Tactical Allocation Fund B

Virtus Tactical Allocation Fund C

Investment Company:	Virtus Insight Trust

Portfolios:

Virtus Emerging Markets Opportunities Fund A

Virtus Emerging Markets Opportunities Fund C

Virtus Emerging Markets Opportunities Fund I

Virtus Insight Government Money Market Fund A

Virtus Insight Government Money Market Fund I

Virtus Insight Money Market Fund A

Virtus Insight Money Market Fund E

Virtus Insight Money Market Fund I

Virtus Insight Tax-Exempt Money Market Fund A

Virtus Insight Tax-Exempt Money Market Fund I

Virtus Low Duration Income Fund A

Virtus Low Duration Income Fund C

Virtus Low Duration Income Fund I

Virtus Tax-Exempt Bond Fund A

Virtus Tax-Exempt Bond Fund C

Virtus Tax-Exempt Bond Fund I

Investment Company:	Virtus Opportunities Trust

Portfolios:

Virtus Allocator Premium AlphaSector Fund A

Virtus Allocator Premium AlphaSector Fund C

Virtus Allocator Premium AlphaSector Fund I

Virtus AlphaSector Rotation Fund A

Virtus AlphaSector Rotation Fund C

Virtus AlphaSector Rotation Fund I

Virtus Alternatives Diversifier Fund A

Virtus Alternatives Diversifier Fund C

Virtus Alternatives Diversifier Fund I

Virtus Bond Fund A

Virtus Bond Fund B

Virtus Bond Fund C

Virtus Bond Fund I

Virtus CA Tax-Exempt Bond Fund A

Virtus CA Tax-Exempt Bond Fund I

Virtus Disciplined Equity Style Fund A

Execution Version

Virtus Disciplined Equity Style Fund C

Virtus Disciplined Equity Style Fund I

Virtus Disciplined Select Bond Fund A

Virtus Disciplined Select Bond Fund C

Virtus Disciplined Select Bond Fund I

Virtus Disciplined Select Country Fund A

Virtus Disciplined Select Country Fund C

Virtus Disciplined Select Country Fund I

Virtus Dynamic AlphaSector Fund A

Virtus Dynamic AlphaSector Fund B

Virtus Dynamic AlphaSector Fund C

Virtus Dynamic AlphaSector Fund I

Virtus Emerging Markets Debt Fund A

Virtus Emerging Markets Debt Fund C

Virtus Emerging Markets Debt Fund I

Virtus Emerging Markets Equity Income Fund A

Virtus Emerging Markets Equity Income Fund C

Virtus Emerging Markets Equity Income Fund I

Virtus Emerging Markets Small-Cap Fund A

Virtus Emerging Markets Small-Cap Fund C

Virtus Emerging Markets Small-Cap Fund I

Virtus Foreign Opportunities Fund A

Virtus Foreign Opportunities Fund C

Virtus Foreign Opportunities Fund I

Virtus Global Commodities Stock Fund A

Virtus Global Commodities Stock Fund C

Virtus Global Commodities Stock Fund I

Virtus Global Dividend Fund A

Virtus Global Dividend Fund C

Virtus Global Dividend Fund I

Virtus Global Opportunities Fund A

Virtus Global Opportunities Fund B

Virtus Global Opportunities Fund C

Virtus Global Opportunities Fund I

Virtus Global Premium AlphaSector Fund A

Virtus Global Premium AlphaSector Fund C

Virtus Global Premium AlphaSector Fund I

Virtus Global Real Estate Securities Fund A

Virtus Global Real Estate Securities Fund C

Virtus Global Real Estate Securities Fund I

Virtus Greater Asia ex Japan Opportunities Fund A

Virtus Greater Asia ex Japan Opportunities Fund C

Virtus Greater Asia ex Japan Opportunities Fund I

Virtus Greater European Opportunities Fund A

Virtus Greater European Opportunities Fund C

Virtus Greater European Opportunities Fund I

Virtus Herzfeld Fund A

Virtus Herzfeld Fund C

Virtus Herzfeld Fund I

Virtus High Yield Fund A

Virtus High Yield Fund B

Virtus High Yield Fund C

Execution Version

Virtus High Yield Fund I

Virtus International Equity Fund A

Virtus International Equity Fund C

Virtus International Equity Fund I

Virtus International Real Estate Securities Fund A

Virtus International Real Estate Securities Fund C

Virtus International Real Estate Securities Fund I

Virtus International Small-Cap Fund A

Virtus International Small-Cap Fund C

Virtus International Small-Cap Fund I

Virtus Low Volatility Equity Fund A

Virtus Low Volatility Equity Fund C

Virtus Low Volatility Equity Fund I

Virtus Multi-Sector Intermediate Bond Fund A

Virtus Multi-Sector Intermediate Bond Fund B

Virtus Multi-Sector Intermediate Bond Fund C

Virtus Multi-Sector Intermediate Bond Fund I

Virtus Multi-Sector Short Term Bond Fund A

Virtus Multi-Sector Short Term Bond Fund B

Virtus Multi-Sector Short Term Bond Fund C

Virtus Multi-Sector Short Term Bond Fund I

Virtus Multi-Sector Short Term Bond Fund T

Virtus Premium AlphaSector Fund A

Virtus Premium AlphaSector Fund C

Virtus Premium AlphaSector Fund I

Virtus Real Estate Securities Fund A

Virtus Real Estate Securities Fund B

Virtus Real Estate Securities Fund C

Virtus Real Estate Securities Fund I

Virtus Senior Floating Rate Fund A

Virtus Senior Floating Rate Fund C

Virtus Senior Floating Rate Fund I

Virtus Wealth Masters Fund A

Virtus Wealth Masters Fund C

Virtus Wealth Masters Fund I

Execution Version

SCHEDULE E

Division of Services

As of June 1, 2014

Function	Company (Transfer Agent)	BNYM (Sub-Transfer Agent)
Transaction Processing
Remittance Cash Processing		X
Offline Cash Deposits		X
Remittance Cash Processing - Items not in good order	X(1)
Remittance Cash Processing QA		X
Check Imaging		X
Plan Allocation Group Purchase Lists/Transmissions		X
Prepare Cash Estimates		X
ACH Payroll		X
ACH Payroll QC		X
Federal Fund Wire Purchases		X
Federal Fund Wire Purchases QC		X
New Account Setup – New Business	X(3)
New Account Quality Control – New Business	X(3)(4)	X(4)
Transfers (Re-registrations) New Accounts		X(3)
Transfers (Re-registrations) New Accounts QC		X(3)
Transfers (Re-registrations) New Accounts QA		X
Transfers		X
Transfers QC		X
Transfers QA		X
Telephone Transactions (Not requiring an E-Form)	X(1)
Telephone Transactions – (Not requiring an E-Form) Q.C. sampling		X
E-Form Processing		X
E-Form Q.C.		X
Exchanges		X
Exchanges QC		X
Exchanges QA		X
Redemptions		X
Redemptions QC		X
Redemptions QA		X
Federal Funds Wire Redeems		X
Federal Funds Wire Redeems QC		X
Wire Order - NSCC
Trade Establishment		X
Trade Settlement (Checks to Sub-TA)		X
Monitoring of Outstanding Trades		X
Maintenance		X
Maintenance QC		X

Execution Version

Maintenance QA		X
After-hours trade pricing		X
After-hours trade pricing QC		X
Certificates		N/A
Certificates QC		N/A
Adjustments		X
Adjustments QC		X
Adjustments QA		X

Vendor Oversight
Sub TA Performance Oversight	X(1)
Management and Board Reporting	X(1)
Ongoing Due Diligence and Feedback	X(1)
Invoice and Billing Reconciliation	X(1)
SLA Review and Adherence	X(1)

Customer Service
Telephones and Routine Transactions for Open and Closed End Funds (Series 6)	X(1)
Correspondence -Shareholder/Dealer Letters/Emails (Series 6)	X(1)
Correspondence QA (Series 26)	X(1)
CAST (Customer Action Support Team)		X

Dealer Services
NSCC FundServ/Networking Implementation		X
NSCC FundServ/Networking Activity Monitoring and Trade Corrections		X
Dealer and Advisor File Maintenance		X
System Enhancements		X
Create NSCC Position Files		X
Create NSCC Commission Files		X
Telephones for NSCC Firms – segregation for Focus Firms		X

Operator Security
Recordkeeping System		X
Workflow System		X

Fund Control Reconciliation
Cash Settlement (including NSCC)		X
Reconcile Transfer Agent DDA’s		X
Compile Fund Share Activity & Estimates and Transmit to Fund Accounting		X
Check writing Payments		X
Check writing Reject Review	X(1)

Execution Version

Research and Resolve Imbalances	X(2)	X(2)
Calculate and Pay Distributions		X
Produce Commission Data		X
Prepare Manual Checks		X
Sub Transfer Agent / Networking Invoice Reconciliation and Payment Initiation		X
Sub-TA/Networking Invoice Review and Payment Authorization	X(1)

Print & Electronic Output
Checks (Redeem, SWP, Dividend, Replacement) Production		X
Investor Statements (Daily & Quarterly) Production		X
Maintenance Verification (Bank or Address change) Production		X
Tax Form Production		X
Corrected Tax Form Production		X
RPO Mail		X
Microfiche		N/A
CD Rom (Investment Checks)		X
E-Statements/Tax Forms		X
Statement Suppression & Consent Database		X
Annual Account History Transcripts	X(2)	X(2)

Compliance/Regulatory
Year End Tax Reporting	X(2)	X(2)
Proxy Mailing and Tabulation	X(1)
Lost Shareholder Recovery and Reporting	X(2)	X(2)
Lost Certificate Filing and Processing		N/A
B & C Notice Reporting		X
Notice of Levy & Subpoena	X(2)	X(2)
Escheatment		X
W-8, W-9 Solicitation		X
Withholding Filing & Disbursement		X
Non Resident Alien Tax Reporting		X
Monitor Unusual Activity Report		X
Multi-State Bank Match Process		X
Monitor As Of Activity	X(2)	X(2)
Anti-Money Laundering/USA Patriot Act	X(2)	X(2)
Complaint Review and Reporting	X(1)
Daily Excess Activity Review	X(1)
22c2 – Monitoring and Reporting	X(1)

Client Services
Run Monthly Transaction Jobs		X
New Fund Setup	X(2)	X(2)

Execution Version

Fund Option Updates		X
Adhoc Reports	X(1)
Fund Mergers	X(2)	X(2)
Fund Closings	X(2)	X(2)
Mailings	X(2)	X(2)
Fiduciary Administration Fee	X(2)	X(2)
Billing to Fund for TA Services		X

Support
Maintain Dedicated PO Box		X
Mail Pickup		X
Mail Sort		X
Scanning		X
Records Retention	X(2)	X(2)
Global Systems Enhancements		X
Fund Specific Systems Enhancements		X
Management Reporting	X(2)	X(2)
Reports On Line		X
Network Support/Maintenance		X
Mainframe Support/Maintenance		X
Technical Support		X

(1)	Function to be performed by the Company that is not an obligation of BNYM under any term of this Agreement.
(2)	Function to be performed by the Company and BNYM in accordance with applicable Written Procedures.
(3)	Section 3(a)(2) of the Agreement consists of the following functions:
(i)	New Account Set-up – New Business, which shall be the exclusive responsibility of the Company. This function consists of the creation of a new shareholder account on the BNYM System based on the receipt of a new account application and information contained in the new account application;
(ii)	New Account Quality Control – New Business. Responsibility for performance of this function shall be determined in accordance with footnote 4. This function consists of the quality control review of the function described at clause (i) above.
(iii)	Transfer (Re-registrations) New Accounts, which shall be the exclusive responsibility of BNYM. This function consists of the creation of a new shareholder account on the BNYM System based on the receipt of shareholder account information transferred to BNYM from another financial institution and the quality control review of that process;
(iv)	The processing of all purchase orders, which shall be the exclusive responsibility of BNYM; and
(v)	Confirmation of the receipt or crediting of funds by the Custodian for purchase orders, which shall be the exclusive responsibility of BNYM.
(4)	BNYM will perform New Account Quality Control – New Business until the "Transition Date", which is hereby defined to be the date (i) that quality reporting is developed by BNYM, and (ii) as of which BNYM and the Company by mutual agreement transfer performance of such duty to the Company. The Company will perform New Account Quality Control – New Business on and after the Transition Date.

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